VOYAGEUR INSURED FUNDS
Registration No. 811-04973
FORM N-SAR
Semi-annual Period Ended February 28, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Insured Funds (the ?Trust?), on behalf of Delaware Tax-Free Arizona Fund (the ?Fund?), held on March 31, 2015 and reconvened on April 21, 2015 for the proposals listed in items (ii) and (iii) below, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Fund; (iii) to revise the fundamental investment restriction relating to lending for the Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Fund of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 3,451,213.003
Percentage of Outstanding Shares 45.713%
Percentage of Shares Voted 95.965%
Shares Withheld 145,108.054
Percentage of Outstanding Shares 1.922%
Percentage of Shares Voted 4.035%

Ann D. Borowiec
Shares Voted For 3,461,378.003
Percentage of Outstanding Shares 45.847%
Percentage of Shares Voted 96.248%
Shares Withheld 134,943.054
Percentage of Outstanding Shares 1.787%
Percentage of Shares Voted 3.752%

Joseph W. Chow

Shares Voted For 3,461,378.003
Percentage of Outstanding Shares 45.847%
Percentage of Shares Voted 96.248%
Shares Withheld 134,943.054
Percentage of Outstanding Shares 1.787%
Percentage of Shares Voted 3.752%

Patrick P. Coyne

Shares Voted For 3,459,167.003
Percentage of Outstanding Shares 45.818%
Percentage of Shares Voted 96.186%
Shares Withheld 137,154.054
Percentage of Outstanding Shares 1.817%
Percentage of Shares Voted 3.814%

John A. Fry

Shares Voted For 3,461,378.003
Percentage of Outstanding Shares 45.847%
Percentage of Shares Voted 96.248%
Shares Withheld 134,943.054
Percentage of Outstanding Shares 1.787%
Percentage of Shares Voted 3.752%

Lucinda S. Landreth

Shares Voted For 3,451,213.003
Percentage of Outstanding Shares 45.713%
Percentage of Shares Voted 95.965%
Shares Withheld 145,108.054
Percentage of Outstanding Shares 1.922%
Percentage of Shares Voted 4.035%

Frances A. Sevilla-Sacasa

Shares Voted For 3,461,378.003
Percentage of Outstanding Shares 45.847%
Percentage of Shares Voted 96.248%
Shares Withheld 134,943.054
Percentage of Outstanding Shares 1.787%
Percentage of Shares Voted 3.752%

Thomas K. Whitford

Shares Voted For 3,461,378.003
Percentage of Outstanding Shares 45.847%
Percentage of Shares Voted 96.248%
Shares Withheld 134,943.054
Percentage of Outstanding Shares 1.787%
Percentage of Shares Voted 3.752%

Janet L. Yeomans

Shares Voted For 3,451,213.003
Percentage of Outstanding Shares 45.713%
Percentage of Shares Voted 95.965%
Shares Withheld 145,108.054
Percentage of Outstanding Shares 1.922%
Percentage of Shares Voted 4.035%

J. Richard Zecher

Shares Voted For 3,451,213.003
Percentage of Outstanding Shares 45.713%
Percentage of Shares Voted 95.965%
Shares Withheld 145,108.054
Percentage of Outstanding Shares 1.922%
Percentage of Shares Voted      4.035%

2.?
To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:
Delaware Tax-Free Arizona Fund
Shares Voted For 3,365,529.966
Percentage of Outstanding Shares 44.578%
Percentage of Shares Voted 83.343%
Shares Voted Against 82,259.059
Percentage of Outstanding Shares 1.090%
Percentage of Shares Voted 2.037%
Shares Abstained       161,864.872
Percentage of Outstanding Shares     2.144%
Percentage of Shares Voted      4.008%
Broker Non-Votes       428,504.000
3. To revise the fundamental investment restriction relating to lending.
A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:
Delaware Tax-Free Arizona Fund
Shares Voted For 3,280,124.701
Percentage of Outstanding Shares 43.447%
Percentage of Shares Voted 81.228%
Shares Voted Against 117,881.363
Percentage of Outstanding Shares 1.561%
Percentage of Shares Voted 2.919%
Shares Abstained       211,648.833
Percentage of Outstanding Shares     2.803%
Percentage of Shares Voted      5.241%
Broker Non-Votes       428,503.000
4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Insured Funds
Shares Voted For 2,875,426.234
Percentage of Outstanding Shares 38.086%
Percentage of Shares Voted 79.955%
Shares Voted Against 66,752.981
Percentage of Outstanding Shares 0.884%
Percentage of Shares Voted 1.856%
Shares Abstained    160,054.842
Percentage of Outstanding Shares  2.120%
Percentage of Shares Voted   4.451%
Broker Non-Votes    494,087.000
4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Insured Funds
Shares Voted For 2,853,777.218
Percentage of Outstanding Shares 37.799%
Percentage of Shares Voted 79.353%
Shares Voted Against 94,499.120
Percentage of Outstanding Shares 1.252%
Percentage of Shares Voted 2.628%
Shares Abstained       153,957.719
Percentage of Outstanding Shares     2.039%
Percentage of Shares Voted      4.281%
Broker Non-Votes       494,087.000
4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Voyageur Insured Funds
Shares Voted For 2,893,005.204
Percentage of Outstanding Shares 38.319%
Percentage of Shares Voted 80.443%
Shares Voted Against 66,618.326
Percentage of Outstanding Shares 0.882%
Percentage of Shares Voted 1.852%
Shares Abstained       142,614.527
Percentage of Outstanding Shares     1.889%
Percentage of Shares Voted      3.966%
Broker Non-Votes       494,083.000

SUB-ITEM 77I:  Terms of new or amended securities

On August 19-21, 2014, the Board of Trustees of Voyageur Insured Funds (the ?Registrant?) voted to approve the early conversion of Delaware Tax-Free Arizona Fund?s Class B shares to Class A shares. In connection with this approval, the Board amended the terms of the Registrant?s Agreement and Declaration of Trust via Board resolution to permit the early conversion of Class B shares to Class A shares. The rights of Class A shares did not change. Details related to the early conversion are incorporated herein by reference to the supplement dated August 22, 2014 to the Registrant?s prospectus dated December 30, 2013, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000321).

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